FOURTH AMENDMENT TO LOAN AGREEMENT


          THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is executed as of December __, 1993, by and among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), MXM MORTGAGE, L.P., a Delaware limited partnership ("New Borrower"), and MXM MORTGAGE CORP., a Delaware corporation ("Old Borrower"; New Borrower and Old Borrower being herein together sometimes called "Borrower"), on the following terms and conditions:


                                    RECITALS:


          A. Lender and Old Borrower entered into that Loan Agreement dated June 17, 1991, as amended by letter amendment dated August 22, 1991, as further amended by First Renewal, Extension and Modification Agreement (the "First Modification") dated June 17, 1992 among Lender, Old Borrower, and Maxxam Inc. and Maxxam Group Inc., and as further amended by Loan Increase, Extension and Modification Agreement (the "Increase Modification") dated December 30, 1992 among Lender, Old Borrower, Maxxam Inc. and Maxxam Group Inc. (said Loan Agreement, as amended, being herein called the "Loan Agreement"), pursuant to which Lender has agreed to make a loan to Borrower (the "Loan"), as evidenced by a $115,220,000 Promissory Note dated June 17, 1991, (the "Original Note"), and a $17,740,000 Promissory Note dated December 30, 1992 (the "Increase Note"; the Original Note and the Increase Note being herein together called the "Notes"), each of the Notes bearing interest and being payable to the order of Lender as therein provided;

          B. Unless otherwise defined herein, all capitalized terms in this Agreement shall have the same meanings assigned to such terms in the Loan Agreement, and, as applicable, in the First Modification and the Increase Modification;

          C. Taking into account releases of collateral, the indebtedness evidenced by the Original Note and the Increase Note is secured by, among other collateral, the following:

          (1) the following instruments styled First Deed of Trust and Security Agreement (collectively called the "First Lien Deed of Trust"):

               (a) that First Deed of Trust and Security Agreement of even date with the Loan Agreement, executed by Old Borrower, recorded in Volume 5091, Page 0751, et seq., of the Official Public Records of Real Property of Bexar County, Texas [Southwest Medical, Redondo Place, Med Centre Pointe, Nacon Plaza], under Film Code No. 037-

     12-1689 and corrected and refiled under Film Code No. 038-03-0657 of the Official Public Records of Real Property of Harris County, Texas [Spring Valley, Westminster], in Volume 727, Page 416, et seq., of the Deed of Trust Records of Midland County, Texas [Oak Ridge], and in Volume 10293, Page 1892, et seq., of the Deed of Trust Records of Tarrant County, Texas [West Lake Gardens];

               (b) that First Deed of Trust and Security Agreement dated November 5, 1991, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. N403252 and recorded at Film Code No. 006-52-1287, et seq., of the Official Public Records of Real Property of Harris County, Texas [Richmond Square];

               (c) that First Deed of Trust and Security Agreement dated February 4, 1992, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. N527998 and recorded at Film Code No. 014-55-1789, et seq., of the Official Public Records of Real Property of Harris County, Texas [Westchase];

               (d) that First Deed of Trust and Security Agreement dated May 5, 1992, executed by Old Borrower and recorded at Volume 5356, Page 1511, et seq., of the Official Public Records of Real Property of Bexar County, Texas [San Antonio Imaging]; and

               (e) that First Deed of Trust and Security Agreement dated September 7, 1993, executed by Old Borrower, recorded at Volume 5792, Page 1933, et seq., of the Official Public Records of Real Property of Bexar County, Texas [Pipers Creek, Shadow Valley], filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. P442690 and recorded at Film Code No. 169-55-3591, et seq., of the Official Public Records of Real Property of Harris County, Texas [Westbrook, Colonies], and recorded at Volume 11231, Page 0137, et seq., of the Deed of Trust Records of Tarrant County, Texas [Bentley Village];

               each such instrument encumbering the real and other property described therein (the "Real Property"); and

          (2) the following instruments styled Assignment of Rents and Leases (collectively called the "Rental Assignment"):

               (a) that Assignment of Rents and Leases dated of even date with the Loan Agreement, executed by Old Borrower and recorded in Volume 5091, Page 0826, et seq., of the Official Public Records of Real Property of Bexar County, Texas [Southwest Medical, Redondo Place, Med Centre Pointe, Nacon Plaza], under Film Code No. 037-12-1762 of the Official Public Records of Real Property of Harris County, Texas [Spring Valley, Westminster], in Volume 1085, Page 176, et seq., of the Deed Records of Midland County, Texas [Oak Ridge], and in Volume 10293, Page 1967, et seq., of the Deed of Trust Records of Tarrant County, Texas [West Lake Gardens], Texas;

               (b) that Assignment of Rents and Leases dated November 5, 1991, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. N403253 and recorded at Film Code No. 006-52-1312, et seq., of the Official Public Records of Real Property of Harris County, Texas [Richmond Square];

               (c) that Assignment of Rents and Leases dated February 4, 1992, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. N527999 and recorded at Film Code No. 014-55-1816, et seq., of the Official Public Records of Real Property of Harris County, Texas [Westchase];

               (d) that Assignment of Rents and Leases dated May 5, 1992, executed by Old Borrower, recorded in Volume 5356, Page 1538, et seq., of the Official Public Records of Real Property of Bexar County, Texas [San Antonio Imaging]; and

               (e) that Assignment of Rents and Leases dated September 7, 1993, executed by Old Borrower, recorded at Volume 5792, Page 1961, et seq., of the Official Public Records of Real Property of Bexar County, Texas [Pipers Creek, Shadow Valley], filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. P442691, and recorded at Film Code No. 169-55-3618, et seq., of the Official Public

     Records of Real Property of Harris County, Texas [Westbrook,
     Colonies], and recorded at Volume 11231, Page 0179, et seq., of the Deed Records of Tarrant County, Texas [Bentley Village];

          (3) that Second Deed of Trust and Security Agreement dated December 30, 1992, executed by Old Borrower and recorded in Volume 5581, Page 1347, et seq., of the Real Property Records of Bexar County, Texas [Southwest Medical, Redondo Place, Med Centre Pointe, Nacon Plaza, San Antonio Imaging], at Clerk's File No. P101069 and Film Code No. 120-51-2685, et seq., of the Real Property Records of Harris County, Texas [Spring Valley, Westminster, Richmond Square, Westchase], in Volume 778, Page 175, et seq., of the Deed of Trust Records of Midland County, Texas [Oak Ridge], and in Volume 10957, Page 2238, et seq., of the Real Property Records of Tarrant County, Texas [Westlake Gardens] (the "Second Deed of Trust"; the First Deed of Trust and the Second Deed of Trust being herein collectively called the "Deed of Trust"); and

          (4) that Security Agreement and Pledge of Mortgage Loans and Mortgage Loan Documents (the "Mortgage Pledge Agreement") of even date with the Loan Agreement executed by Old Borrower and Lender and pledging to Lender, as security for the Loan, certain mortgage loans (the "Mortgage Loans") [Balcones, Enfield Courts, Park North Tech, Parc Bay, Turtle Creek, Trestles];

     (the Loan Agreement, the Notes, the Deed of Trust, the Rental Assignment, the Mortgage Pledge Agreement, the First Modification, the Increase Modification, and all other Security Instruments (as such term is defined in the Loan Agreement) or other documents evidencing, governing, guaranteeing, securing, or otherwise pertaining to the Loan being hereinafter collectively referred to as the "Security Instruments");

          D. Lender, Old Borrower, New Borrower, Maxxam Inc. and Maxxam Group Inc. entered into that Consent and Assumption Agreement dated December 10, 1993, under which Lender consented to the transfer and conveyance of the Real Property, the Mortgage Loans, and the rights of Old Borrower under the Loan Agreement to New Borrower (and pursuant to which Old Borrower has transferred and conveyed the Real Property, the Mortgage Loans, and the rights of Old Borrower under the Loan Agreement to New Borrower), and New Borrower has assumed the obligations and liabilities of Old Borrower under the Loan and the Security Instruments;

          E. Section 2.1 of the Loan Agreement provides that to the extent of certain principal reductions the Loan shall be a revolving line of credit and that subject to the terms of the Loan Agreement portions of the principal sum of the Original Note may be advanced, repaid, and readvanced;

          F. Through application of proceeds from the sale of Assets and the payment and satisfaction of Mortgage Loans:

               (1) the principal balance of the Loan has been reduced to $15,000,000, and

               (2) the existing Funding Availability under the Loan is $6,645,819.98, of which (a) $2,224,897.08 has been approved for an
     Advance for renovation of the Real Property, and (b) $1,440,842.90 has been approved for an Advance for payment of Taxes,

     leaving an existing Funding Availability for Advances not yet approved of $2,730,080 for renovation of Real Property, and of $250,000 as a holdback for abatement and removal of environmental hazards;

          G. Borrower has requested that, after approved Advances of $2,224,897.08 for renovation of the Real Property and $1,440,842.90 for the payment of Taxes, Lender make available for readvances under the Loan Agreement up to $25,000,000 of principal reductions of the Loan, and Lender is agreeable to such funding availability on the terms of this Agreement and the terms of that Third Modification Agreement of even date herewith between Lender and Borrower (the "Third Modification");


                                   AGREEMENT:


          NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

          1. Additional Re-Advances. Provided Borrower is not then in default under the Loan Documents, Lender will make available to Borrower, as Subsequent Advances to be re-advanced under the Loan, up to $25,000,000 of principal reductions of the Original Note,

               (a) $22,019,920 of which shall be available for general business purposes, which amount Borrower agrees to borrow and, subject to the applicable conditions to Subsequent Advances, Lender shall fund on or before March 31, 1994,

               (b) $2,730,080 of which shall be available for Subsequent Advances for Leasing Costs, and

               (c) $250,000 of which shall be available for Subsequent Advances for abatement and removal of environmental hazards.

     Borrower shall initiate requests for such Subsequent Advances in accordance with the application procedure set forth in Section 2.4 of the Loan Agreement and funding for such Subsequent Advances shall originate from re-advances of principal reductions of the Original Note. Borrower and Lender acknowledge and agree that the principal balance of the Loan as of the date hereof is $15,000,000, and that, in addition to the $25,000,000 which is made available for Subsequent Advances under this Amendment, Borrower has requested and Lender has approved $3,665,739.98 for Subsequent Advances under the Loan Agreement. In accordance with the foregoing, Section 2.1 of the Loan Agreement is amended and restated as follows:

               2.1  Commitment of Lender; Revolving Line of Credit.
     Subject to the provisions of this Agreement, and provided that an Event of Default does not then exist, Lender will make Advances to Borrower subject to the conditions of this Agreement. As the first Advance hereunder, Lender shall disburse $109,864,700. Thereafter, Lender shall make Advances for, among other purposes, the Renovation of the Real Property and Leasing Costs, in accordance with Approved Budget in the amount of up to the sum of all principal reductions which actually have been paid to Lender; provided, however, (a) that the sum of all Subsequent Advances from and after December 31, 1993 shall not exceed $25,000,000 (exclusive of Subsequent Advances for Taxes under Section 2.21 of this Agreement), (b) that of said $25,000,000 which is available for Subsequent Advances after December 31, 1993, (i) $22,019,920 shall only be available to be advanced prior to March 31, 1994, but may be advanced for Borrower's general business purposes and shall not be subject to the requirements of Section 1.64 of this Agreement, regarding the purpose of Subsequent Advances, Section 2.2(c) and Subsections 2.2(d)(ii) and 2.2(d)(iii) of this Agreement in connection with renovation of the Real Property,
     Section 2.4, Section 2.5, and Section 2.10 of this Agreement relating to Renovation Requirements and Leasing Costs, or the use requirements of Section 2.6 of this Agreement, (ii) of the remaining $2,980,080, $2,730,080 shall be available only for Leasing Costs, and $250,000 shall be available for payment of costs of abating or removing environmental hazards affecting the Real Property; and (iii) Subsequent Advances from and after December 31, 1993 shall not under any circumstances be available, except for Borrower's general business purposes, for paying costs of renovation of the Real Property. To the extent reductions of principal are made available for Subsequent Advances under this Agreement, the Loan shall be a "revolving line of credit"; that is, subject to the terms hereof, portions of the principal sum of the Note may be advanced, repaid, and readvanced. The books and records of Lender shall be prima facie evidence of all sums due Lender under the Note and the other Security Instruments. Notwithstanding the foregoing, Borrower shall continue to be entitled to Subsequent Advances for Taxes in the amount of aggregate monthly principal reductions and in accordance with Section 2.21 of this Agreement.

          2. Maximum Loan Amount. Borrower and Lender agree that from and after the date hereof the maximum amount which at any time can be outstanding under the Loan, whether evidenced by the Original Note or the Increase Note, is $43,665,739.98.

          3. Release Prices. Section 8.1(b)(1) of the Loan Agreement is deleted and in lieu thereof is inserted the following:

               (1) an amount to be applied as a prepayment in reduction of the indebtedness evidenced by the Note equal to:

                    (A)  One hundred fifty percent (150%) of the
     amount allocated by Lender to the following Assets:

                    Bentley Village              Trestles (Mortgage
                    Westbrook Place                  Loan)
                    Colonies Landing         Shadow Valley
                                            Pipers Creek

                    (B) One hundred five percent (105%) of the amount allocated by Lender for the following Real Property Assets:

                    West Lake Gardens
                    Oak Ridge

                    (C) One hundred twenty-five percent (125%) of the amount allocated by Lender for the following Assets:

                    Southwest Medical        Westchase
                    Richmond Square              San Antonio Imaging
                    Westminster              Spring Valley
                    Medcentre Pointe         Redondo Place
                    Nacon Plaza              Park North Tech
                    Balcones (Mortgage         (Mortgage Loan)
                       Loan)

                    (D) Greater of (i) GECC Loan Allocation or (ii) seventy percent (70%) of the face amount of the following Mortgage
     Loans:

                    Enfield Courts          Turtle Creek
                    Parc Bay

               Each such amount being herein called, for the Asset to which it relates, the "Minimum Release Amount."

     Provided further, Exhibit AA to the Loan Agreement, as adopted in the Increase Modification, is hereby deleted and replaced with Exhibit AAA to this Amendment.

          4. Security Instruments. Section 1.63 of the Loan Agreement is hereby modified to include in the definitions of Security Instruments under the Loan Agreement, this Amendment and the Third Modification.

          5. Prepayment Charges. Borrower and Lender acknowledge and agree (a) that, in accordance with Section 4 of the First Modification, the prepayment of the principal of the Loan on December 15, 1993 to a remaining principal balance of $15,000,000 required a prepayment charge of $621,016.40 and (b) that Lender agreed to accept only $500,000 of the prepayment charge at that time, reserving the right to charge the remaining $121,016.40 of the prepayment charge at any time in the future. Borrower and Lender further agree that if Borrower requests and satisfies all conditions precedent for additional Subsequent Advances of $22,019,920 for general business purposes on or before March 31, 1994, and $22,019,920 of additional Subsequent Advances for general business purposes actually are made on or before March 31, 1994, Lender shall waive its right to receive any further prepayment charge as a result of the partial prepayment of the principal balance of the Loan on December 15, 1993 or any subsequent prepayment. Otherwise, on April 1, 1994, Borrower shall pay to Lender the remaining $121,016.40 portion of the prepayment charge owing as a result of the December 15, 1993 partial prepayment and the prepayment charge shall continue to be applicable to all future prepayments.

          6. Mandatory Prepayment. Borrower covenants and agrees to prepay the entire principal balance of the Loan and all accrued and unpaid interest thereon if either (c) the principal amount of the Loan shall have been reduced to less than $10,000,000, or (d) the aggregate Loan allocation of those Real Property Assets comprising multi-family apartment projects, as determined in accordance with Exhibit A, shall ever be less than forty percent (40%) of the aggregate Loan allocation of all Assets, also as determined in accordance with Exhibit A.

          7. Costs and Expenses. Borrower agrees to pay all costs incurred in connection with the execution and consummation of this Amendment and the Third Modification, including but not limited to, all recording costs, the premium for such endorsements to the policies of title insurance insuring the First Lien Deed of Trust and the Second Lien Deed of Trust as may be required by Lender with respect to this Amendment and the Third Modification, and the reasonable fees and actual expenses of Lender's counsel. Borrower further covenants to deliver or cause to be delivered such evidence of existence, capacity, authorization, qualification, or enforceability of its obligations as Lender may require in connection with this Amendment and the Third Modification.

          8. Limitation on Interest. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder of the Notes exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder of the Notes in excess of the maximum lawful amount, the interest payable to the holder of the Notes shall be reduced to the maximum amount permitted by applicable law; and if from any circumstance the holder of the Notes shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount allowed by law, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing under the Notes, and not to the payment of interest, or if such excessive interest exceeds such unpaid balance of principal of the Notes, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the holder of the Notes, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes (including the period of any renewal or extension thereof) so that the interest on the Notes shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between Borrower and the holder of the Notes.

          EXECUTED as of the date and year first above written.

     BORROWER:
     OLD BORROWER:            MXM MORTGAGE CORP.,
                              a Delaware corporation


                              By:
                                 Erik Eriksson, Jr.,
                                 Vice President


     NEW BORROWER:            MXM MORTGAGE, L.P.,
                              a Delaware limited partnership

                              By:  MXM GENERAL PARTNER, INC.,
                                   a Delaware corporation,
                                   General Partner


                                   By:
                                      Erik Eriksson, Jr.,
                                      Vice President


     LENDER:                  GENERAL ELECTRIC CAPITAL CORPORATION,
                              a New York corporation


                              By:
                                 Ty Albright, Project Manager